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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2014

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 4th Street North, Watkins, Minnesota, USA 55389	55389
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  800-638-4570

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (02-08)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual general meeting of the holders of common shares of International Barrier Technology Inc. held on December 5, 2014, the shareholders voted on the following matters:

1.

Fixing the Number of Directors at Three.  The shareholders approved the number of directors to be fixed at three.

For:   25,305,800

Against:   571,867

Non-votes:   52,187

2.

Election of Directors.  The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Michael D. Huddy:

For:   9,754,512

Withheld:  149,000

Non-votes:   16,026,342

David J. Corcoran:

For:   9,755,512

Withheld:  148,000

Non-votes:   16,026,342

Victor A. Yates:

For:   9,755,512

Withheld:  148,000

Non-votes:   16,026,342

3.

Appointment of Auditors.  The shareholders approved the appointment of BDO Canada LLP, Chartered Accountants as independent auditors of the Company for the year ending June 30, 2015.

For:    25,166,594

Withheld:    763,259

Non-votes:     1

4.

Approval of Stock Option Plan.  The shareholders approved the Company’s 2005 stock option plan.

For:   9,130,254

Against:   773,258

Non-votes:  16,026,342

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Barrier Technology Inc.
Date	December 9, 2014	(Registrant)
/s/ Melissa McElwee
Melissa McElwee, CFO

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